Exhibit 10.2

SUPPORT AGREEMENT

This Support Agreement (this “Support Agreement”) is dated as of November 23, 2025, by and among CommerceOne Financial Corporation, an Alabama corporation (“Acquiror”), Compass Sub North, Inc., a Delaware corporation (“New CommerceOne”), Green Dot Corporation, a Delaware corporation (the “Company”), and the Persons set forth on Schedule I hereto (each, a “Stockholder” and collectively, the “Stockholders”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below). “Ancillary Agreements” shall have the meaning ascribed to such term in that certain Separation Agreement, dated as of even date herewith, by and among the Company, New CommerceOne and Green Dot OpCo, LLC, a Delaware limited liability company (the “Separation Agreement”).

RECITALS

WHEREAS, as of the date hereof, each Stockholder is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of shares of such classes or series of CommerceOne Common Stock and securities in respect of shares of CommerceOne Common Stock as are indicated opposite such Stockholder’s name on Schedule I attached hereto (all such shares of CommerceOne Common Stock and such securities issued in respect of, upon conversion of or in exchange for the CommerceOne Common Stock (including by dividend, distribution, split-up, recapitalization, combination, merger or exchange of shares), including New CommerceOne Common Stock, together with any shares of CommerceOne Common Stock or such securities of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) that are hereafter acquired by any such Stockholder during the period from the date hereof through the Expiration Time are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Support Agreement, Acquiror, New CommerceOne, Compass Sub East, Inc., a Delaware corporation and a direct wholly owned subsidiary of New CommerceOne (“Merger Sub One”), Compass Sub West, Inc., a Delaware corporation and a direct wholly owned subsidiary of Compass Sub Northwest, Inc. (“Merger Sub Two”), and the Company have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other transactions, (a) Merger Sub One will merge with and into Acquiror with Acquiror surviving, and Merger Sub Two will merge with and into the Company with the Company surviving, and (b) following such merger and as part of a single, integrated transaction, Acquiror will merge with and into New CommerceOne with New CommerceOne surviving, on the terms and conditions set forth therein (the “Mergers”); and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SUPPORT AGREEMENT; LOCK-UP; COVENANTS

Section 1.1          Binding Effect of Merger Agreement. Each Stockholder hereby acknowledges that it has read the Merger Agreement and this Support Agreement and has had the opportunity to consult with its tax and legal advisors. Each Stockholder shall be bound by and comply with Sections 6.11 (Acquisition Proposals) and 6.12 (Public Announcements) of the Merger Agreement (and any relevant defined terms contained in any such Sections) as if (a) Stockholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) such provisions applied to such Stockholder to the extent they apply to CommerceOne.

Section 1.2           Lock Up; No Transfer.

(a)          Subject to Section 1.2(b), during the period commencing on the date hereof and ending on the earlier of (i) the one (1)-year anniversary of the Closing Date and (ii) such date and time as the Merger Agreement shall be validly terminated in accordance with Article VIII thereof (the earlier of clauses (i) and (ii), the “Expiration Time” and such period, the “Lock-Up Period”), the Stockholders shall not (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares (clauses (A) and (B) collectively, a “Transfer”) or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B).

(b)          Notwithstanding the provisions set forth in Section 1.2(a), each Stockholder or its respective Permitted Transferees (as defined below) may Transfer the Subject Shares during the Lock-Up Period (i) to any Affiliates of such Stockholder; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is such individual or a member of such individual’s immediate family or an Affiliate of such Person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (v) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (i) through (iv) above; (vi) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; (vii) to Acquiror; (viii) as forfeitures of shares of CommerceOne Common Stock pursuant to a “net” or “cashless” exercise of stock options; (ix) as forfeitures of shares of CommerceOne Common Stock to satisfy tax withholding requirements upon the vesting of equity-based awards granted pursuant to an equity incentive plan; (x) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board of Directors of Acquiror or a duly authorized committee thereof or other similar transaction involving an unaffiliated third party which results in all of Acquiror’s stockholders having the right to exchange their shares of CommerceOne Common Stock for cash, securities or other property subsequent to the Closing Date; or (xi) in connection with any legal, regulatory or other order (each of the foregoing, a “Permitted Transferee”); provided, however, that in the case of clauses (i) through (v), prior to and as a condition to the effectiveness of any such Transfer, such Permitted Transferee shall deliver to Acquiror and the Company a joinder to this Support Agreement in the form attached hereto as Annex A.

(c)          If any Transfer is made or attempted contrary to the provisions of this Support Agreement, such Transfer shall be null and void ab initio, and Acquiror shall refuse to recognize any such transferee of the Subject Shares as one of its equity holders for any purpose. In order to enforce this Section 1.2, Acquiror may (and, prior to the Closing, the Company may require Acquiror to) impose stop-transfer instructions, including at the direction of the Company, with respect to the Subject Shares during the Lock-Up Period. Each Stockholder agrees and consents to the entry of stop-transfer instructions with Acquiror’s transfer agent and registrar against the transfer of the Subject Shares except in compliance with the foregoing restrictions and to the addition of a legend to such Subject Shares describing the foregoing restrictions.

(d)          For the avoidance of doubt, each Stockholder shall retain all of its rights as a stockholder of Acquiror with respect to the Subject Shares during the Lock-Up Period, including the right to vote any Subject Shares that such Stockholder is entitled to vote.

Section 1.3          New Shares. In the event that (a) any Subject Shares are issued to Stockholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a Stockholder purchases or otherwise acquires beneficial ownership of any Subject Shares after the date of this Support Agreement, or (c) a Stockholder acquires the right to vote or share in the voting of any Subject Shares after the date of this Support Agreement (collectively, the “New Securities”), then such New Securities acquired or purchased by such Stockholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Subject Shares as of the date hereof.

Section 1.4           Stockholder Support Agreements.

(a)          Hereinafter until the earlier of (I) the Closing and (II) such date and time as the Merger Agreement shall be validly terminated in accordance with Article VIII thereof, at any meeting of the stockholders of Acquiror, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of Acquiror is sought, each Stockholder shall (x) appear at each such meeting or otherwise cause all of its Subject Shares to be counted as present thereat (to the extent such Subject Shares are entitled to vote on or provide consent with respect to such matter) for purposes of calculating a quorum and (y) vote (or cause to be voted), in person or by proxy, or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Subject Shares (to the extent such Subject Shares are entitled to vote on or provide consent with respect to such matter):

(i)          to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Mergers;

(ii)          in any other circumstances upon which a consent, waiver or other approval may be required under Acquiror’s governing documents or under any agreements between the Acquiror and its stockholders to implement the Merger Agreement or the transactions contemplated thereby, to vote, consent, waive or approve (or cause to be voted, consented, waived or approved) all of such Stockholder’s Subject Shares held at such time in favor thereof;

(iii)          against any Acquisition Proposal or any proposal related to an Acquisition Proposal (in each case other than any proposals contemplated by clause (i));

(iv)          against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Acquiror (other than the Merger Agreement, the Separation Agreement, any other Ancillary Agreement and the transactions contemplated thereby); and

(v)          against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Support Agreement, the Merger Agreement, the Separation Agreement, any other Ancillary Agreement or the transactions contemplated thereby, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Acquiror, New CommerceOne, Merger Sub One or Merger Sub Two under the Merger Agreement, the Separation Agreement or any other Ancillary Agreement or (C) result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled.

Each Stockholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b)          During the period commencing on the date hereof and ending at the earlier of (i) the Closing and (ii) such date and time as the Merger Agreement shall be validly terminated in accordance with Article VIII thereof, each Stockholder shall not modify or amend any contract between or among such Stockholder or any Affiliate of such Stockholder (other than Acquiror or any of its Subsidiaries), on the one hand, and Acquiror or any of Acquiror’s Subsidiaries, on the other hand.

Section 1.5           Further Assurances. Each Stockholder shall cooperate with Acquiror and the Company in good faith to consummate the Mergers and the other transactions contemplated by the Merger Agreement, the Separation Agreement and the other Ancillary Agreements on the terms and subject to the conditions set forth therein and herein, and shall execute and deliver, or cause to be executed and delivered, such further certificates, instruments and other documents and use commercially reasonable efforts to take such further actions as Acquiror or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

Section 1.6         No Inconsistent Agreement. Each Stockholder hereby represents and covenants that such Stockholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder.

Section 1.7           No Challenges. Each Stockholder agrees not to voluntarily commence, join in, knowingly facilitate, knowingly assist or knowingly encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, New CommerceOne, Merger Sub One, Merger Sub Two, the Company or any of their respective successors, directors, officers or Affiliates, (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, the Merger Agreement, the Separation Agreement or any other Ancillary Agreement, or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

Section 1.8          Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror, New CommerceOne or the Company to any governmental authority or to securityholders of Acquiror or the Company) of such Stockholder’s identity and beneficial ownership of Subject Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement.  Each Stockholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with, or submissions to, the SEC), except for any information that is subject to attorney-client privilege (provided, that to the extent reasonably possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege).

Section 1.9         No Agreement as Director or Officer. Notwithstanding anything to the contrary herein, each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as record or beneficial owner of Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by any officer or director of Acquiror, solely in his or her capacity as a director or officer of Acquiror.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1           Representations and Warranties of the Stockholders. Each Stockholder, jointly and severally, represents and warrants as of the date hereof to Acquiror, New CommerceOne and the Company as follows:

(a)          Organization; Due Authorization. If such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Stockholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Stockholder. Such Stockholder has full legal capacity, right and authority to execute and deliver this Support Agreement and to perform its obligations hereunder. This Support Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Support Agreement is being executed in a representative or fiduciary capacity, the Person signing this Support Agreement has full power and authority to enter into this Agreement on behalf of the applicable Stockholder.

(b)          Ownership. Such Stockholder is the record and beneficial owner (as defined Rule 13d-3 of the Exchange Act) of, and has good title to, all of such Stockholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares) affecting any such Subject Shares, other than Liens pursuant to (i) this Support Agreement, (ii) Acquiror’s governing documents, (iii) the Merger Agreement, or (iv) any applicable securities Laws.  Such Stockholder’s Subject Shares are the only equity securities in Acquiror owned of record or beneficially by such Stockholder as of the date of this Support Agreement, and none of such Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares. Other than as set forth opposite such Stockholder’s name on Schedule I hereto, such Stockholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c)          No Conflicts. The execution and delivery of this Support Agreement by such Stockholder does not, and the performance by such Stockholder of his, her or its obligations hereunder will not, (i) if such Stockholder is not an individual, conflict with or result in a violation of the organizational documents of such Stockholder, or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon such Stockholder or such Stockholder’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of its, his or her obligations under this Support Agreement.

(d)          Litigation. There are no actions pending against such Stockholder, or to the knowledge of such Stockholder, threatened against such Stockholder, before (or, in the case of threatened actions, that would be before) any arbitrator or any governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of its, his or her obligations under this Support Agreement.

(e)          Adequate Information. Such Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Support Agreement and the transactions contemplated by the Merger Agreement, the Separation Agreement and the other Ancillary Agreements and has independently and without reliance upon Acquiror or the Company and based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Support Agreement. Such Stockholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Support Agreement. Such Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Stockholder are irrevocable.

(f)          Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement, the Separation Agreement and the other Ancillary Agreements based upon arrangements made by such Stockholder, for which Acquiror or any of its Affiliates may become liable.

(g)          Acknowledgment. Such Stockholder understands and acknowledges that each of Acquiror, New CommerceOne and the Company is entering into the Merger Agreement and, as applicable, the Separation Agreement and the other Ancillary Agreements in reliance upon such Stockholder’s execution and delivery of this Support Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1           Termination. This Support Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of the Acquiror, the Company and each Stockholder. Upon such termination of this Support Agreement, all obligations of the parties under this Support Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Support Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Support Agreement prior to such termination. This ARTICLE III shall survive the termination of this Support Agreement.

Section 3.2          Governing Law. This Support Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Support Agreement or the negotiation, execution or performance of this Support Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Support Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 3.3           CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)          ANY PROCEEDING OR ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, ONLY TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF DELAWARE), AND EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH PROCEEDING OR ACTION, (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO PERSONAL JURISDICTION, VENUE OR TO CONVENIENCE OF FORUM, (III) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH PROCEEDING OR ACTION SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT AND (IV) AGREES NOT TO BRING ANY PROCEEDING OR ACTION ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SUPPORT AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 3.8, WITHOUT LIMITING THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MATTER PERMITTED BY APPLICABLE LAWS.

(b)          WAIVER OF TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUPPORT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPORT AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT:  (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

Section 3.4           Assignment. This Support Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Support Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of Acquiror, the Company and each Stockholder; provided, that, notwithstanding anything to the contrary herein, the rights, interests and obligations of the Company and Acquiror hereunder shall be assigned to, and assumed by, New CommerceOne in connection with the consummation of the Mergers (and from and after the Closing, all references herein to Acquiror shall also be deemed references to New CommerceOne, mutatis mutandis).

Section 3.5           Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Support Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Support Agreement and to enforce specifically the terms and provisions of this Support Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any action shall be brought in equity to enforce the provisions of this Support Agreement, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.6           Amendment. This Support Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and each Stockholder.

Section 3.7           Severability. If any provision of this Support Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Support Agreement will remain in full force and effect. Any provision of this Support Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8           Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror or New CommerceOne:

CommerceOne Financial Corporation
17 20th Street North, Suite 500
Birmingham, AL 35203
Attention:	Kenneth Till
Alan Deer
E-mail:	[***]
[***]

with a copy to (which will not constitute notice):

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:	H. Rodgin Cohen
Stephen M. Salley
E-mail:	[***]
[***]

If to the Company:

Green Dot Corporation
1675 N. Freedom Blvd (200 Green Dot) Building 1
Provo, Utah 84604
Attention:	Amy Pugh
Email:	[***]

with a copy to (which will not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY  10019
Attention:	Edward D. Herlihy
Matthew M. Guest
Matthew T. Carpenter
E-mail:	[***]
[***]
[***]

If to a Stockholder:

To such Stockholder’s address set forth in Schedule I

with a copy to (which shall not constitute notice):

King & Spalding LLP
1180 Peachtree Street, NE Suite 1600
Atlanta, GA 30309
Attention:	Cal Smith
John Anderson
E-mail:	[***]
[***]

Section 3.9          Counterparts. This Support Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10         Entire Agreement. This Support Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Stockholders, Acquiror, New CommerceOne and the Company have each caused this Support Agreement to be duly executed as of the date first written above.

STOCKHOLDERS:

BILL SMITH ROTH IRA

By:	/s/ Bill Smith
	Name:	Bill Smith
	Title:	Donor

BILL IRA SMITH 2011 IRREVOCABLE TRUST

By Arlington Trust Company, its Trustee

By:	/s/ Elliot Robbins
Name:	Elliot Robbins
Title:	Chief Fiduciary Officer

BILL AND PAM SMITH FOUNDATION INC.

By:	/s/ Bill Smith
Name:	Bill Smith
Title:	President

C1B SHARES LLC

By:	/s/ Bill Smith
Name:	Bill Smith
Title:	President

BILL I. SMITH

By:	/s/ Bill I. Smith
Bill I. Smith

[Signature Page to Sponsor Support Agreement]

THOMAS BLAKE DAVIDSON

By:	/s/ Thomas Blake Davidson
Thomas Blake Davidson

ACQUIROR:

COMMERCEONE FINANCIAL CORPORATION

By:	/s/ Kenneth Till
	Name:	Kenneth Till
	Title:	Chief Executive Officer

NEW COMMERCEONE:

COMPASS SUB NORTH, INC.

By:	/s/ Kenneth Till
	Name:	Kenneth Till
	Title:	President, Treasurer and Secretary

COMPANY:

GREEN DOT CORPORATION

By:	/s/ William I Jacobs
	Name:	William I Jacobs
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Annex A

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Support Agreement, dated as of November 23, 2025 (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”), by and among CommerceOne Financial Corporation, an Alabama corporation, Compass Sub North, Inc., a Delaware corporation, Green Dot Corporation, a Delaware corporation, and the stockholders set forth on Schedule I thereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Stockholder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Stockholder as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date:

By:
Name:
Title:

Address for Notices:

With copies to:

[Annex A to Support Agreement]

Schedule I

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